UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2023, Terran Orbital Corporation, a Delaware corporation (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to increase the authorized shares of our common stock, par value $0.0001 per share (our “Common Stock”), from 300,000,000 to 600,000,000 shares (the “Share Authorization Proposal”). The Company filed an amended and restated Certificate of Incorporation to reflect the Charter Amendment with the Secretary of State of the State of Delaware on May 5, 2023 (the “Amended and Restated Certificate of Incorporation”).

The foregoing description is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, an aggregate of at least 107,636,595 shares of the Common Stock, which represents a quorum of the outstanding Common Stock entitled to vote as of the record date of March 31, 2023, were represented in person or by proxy.

At the Annual Meeting, stockholders considered and approved the four proposals that management presented, each of which is described in more detail in the Company's definitive proxy statement filed on April 13, 2023.

The results detailed below for the proposals presented at the Annual Meeting represent the final voting results as certified by the Inspector of Election.

Director Election Proposal

The stockholders approved a proposal to elect Richard Y. Newton III, Tobi Petrocelli and Douglas L. Raaberg to serve as Class I directors until the 2026 Annual Meeting (the “Director Election Proposal”). The following is a tabulation of the stockholder votes with respect to the Director Election Proposal:

Director	For	Against	Withhold	Broker Non-Vote
Richard Y. Newton III	77,260,964	0	3,312,142	27,063,489
Tobi Petrocelli	74,568,970	0	6,004,136	27,063,489
Douglas L. Raaberg	79,307,546	0	1,265,560	27,063,489

Share Authorization Proposal

The stockholders approved the Share Authorization Proposal. The following is a tabulation of the stockholder votes with respect to the Share Authorization Proposal:

For	Against	Withhold	Broker Non-Vote
103,020,853	4,385,768	229,974	0

Share Issuance Proposal

The stockholders approved, for purposes of complying with Section 312.03(c) of the New York Stock Exchange Listing Company Manual and that certain Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with U.S. Bank Trust Company, National Association as collateral agent and Lockheed Martin Corporation (“Lockheed Martin”), a proposal to issue shares of our Common Stock to Lockheed Martin, issuable upon conversion of (i) certain second lien secured notes in an aggregate principal amount of $100 million and (ii) the exercise of warrants to purchase 17,253,279 shares of Common Stock, in connection with the Purchase Agreement and the transactions contemplated thereby (the “Share Issuance Proposal”). The following is a tabulation of the stockholder votes with respect to the Share Issuance Proposal:

For	Against	Withhold	Broker Non-Vote
79,486,656	894,516	191,934	27,063,489

Auditor Ratification Proposal

The stockholders approved a proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”). The following is a tabulation of the stockholder votes with respect to the Auditor Ratification Proposal:

For	Against	Withhold	Broker Non-Vote
106,984,762	520,944	130,889	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Terran Orbital Corporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	May 5, 2023	By:	/s/ James S. Black
James S. Black Senior Vice President, General Counsel and Secretary